Exhibit 10.4

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS ARE INDICATED WITH THE NOTATION “[***]”.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (this “Amendment”) dated as of June 3, 2015, is made by and between KORN/FERRY INTERNATIONAL, a Delaware corporation (“Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

This Amendment is made with reference to the following facts:

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 18, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement as amended hereby.

B. [***].

C. Borrower has requested that Bank agree to (i) increase the Line of Credit Amount to $150,000,000 and (ii) make certain other changes to the terms of the Credit Agreement. Subject to the terms and conditions set forth herein, Bank is willing to grant such accommodations to Borrower as more specifically set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Bank agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT.

1.1. Section 1.1 - Definitions (Amended and Restated). The definitions of “Adjusted EBITDA”, “Continuing Director,” “Domestic Liquidity,” “Line of Credit Amount” and “Line of Credit Maturity Date” in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Adjusted EBITDA” means, with respect to any fiscal period of Borrower and its Subsidiaries, the sum of (determined on a consolidated basis and without duplication) the following: (a) (i) net profit (before tax and equity in earnings of unconsolidated Subsidiaries) for such period and (ii) the amount of dividends or other distributions paid in cash during such period by an unconsolidated subsidiary of Borrower, and, in each case to the extent included in the

[***] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

computation of the foregoing clause (a) for such period, minus (b) the amount of any non-recurring gains (excluding, however, cash, non-recurring gains relating to previously expensed items that do not exceed in the aggregate the greater of (i) $5,000,000 and (ii) 5.00% of Adjusted EBITDA for the trailing twelve-month period ending on the last day of such period), plus (c) interest expense, plus (d) depreciation expense and amortization expense, plus (e) non-cash capital stock-based compensation to officers and employees (including in connection with the vesting of stock options in Borrower), plus (f) restructuring charges (whether in cash or non-cash), including those resulting from Permitted Acquisitions, in an amount not to exceed $20,000,000, plus (g) non-cash, non-recurring charges, and (h) plus non-cash charges or minus non-cash gains related to fair value adjustments.

“Continuing Director” means (a) any member of the board of directors of Borrower who was a director of Borrower on the Amendment No. 2 Effective Date, and (b) any individual who becomes a member of the board of directors of Borrower after the Amendment No. 2 Effective Date if such individual was approved, appointed or nominated for election to the board of directors by a majority of the Continuing Directors.

“Domestic Liquidity” means, as of any date of determination, an amount equal to the sum of (a) the aggregate amount of unrestricted and unencumbered (i) cash and Cash Equivalents and (ii) Marketable Securities (excluding any Marketable Securities that are then held in trust for settlement of Borrower’s obligations under certain of its deferred compensation plans), in each case then held by Borrower and its Domestic Subsidiaries, plus (b) the Line of Credit Amount as of that date, minus (C) Line of Credit Usage as of that date.

“Line of Credit Amount” means, $150,000,000, provided that such amount may be (a) increased from time to time pursuant to Section 2.1(b), and (b) reduced from time to time pursuant to Section 2.1(c).

“Line of Credit Maturity Date” means June 3, 2020.

1.2. Section 1.1 - Definition of Permitted Acquisition. Clause (g) of the definition of “Permitted Acquisition” contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

(g) After giving effect to such acquisition and the purchase price to be paid in connection therewith (i) Domestic Liquidity shall not be less than $50,000,000, (ii) the aggregate amount of consideration paid with respect to all acquisitions shall not exceed $100,000,000 in any fiscal year of Borrower except [***], (iii) the aggregate amount of consideration paid with respect to all acquisitions plus the aggregate amount of dividends and distributions paid by Borrower pursuant to Section 6.6(c) and Share Repurchases shall not exceed $125,000,000 in any fiscal year of Borrower except [***].

[***] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

1.3. Clause (g) of the definition of “Permitted Encumbrances” contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

(g) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions;

1.4. Section 1.1 - Definitions (New). The following definitions of “Amendment No. 2,” “Amendment No. 2 Effective Date” and [***] are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical place:

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of June 3, 2015, between Borrower and Bank.

Amendment No. 2 Effective Date” means the “Effective Date” (as such term is used and defined in Amendment No. 2.

[***].

1.5. Section 2.1(a) - Line of Credit. Section 2.1(a) of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety to read as follows:

Borrower’s obligation to repay Revolving Advances under the Line of Credit shall be evidenced by an amended and restated revolving line of credit note dated as of June 3, 2015 (“Line of Credit Note”), in the form of Exhibit B, all terms of which are incorporated herein by this reference.

1.6. Section 2.1(b) - Optional Increase in Line of Credit Amount. Section 2.1(b) of the Credit Agreement is amended to read in its entirety as follows:

(b) Optional Increase in Line of Credit Amount. Subject to Bank approval and provided that (i) no Potential Event of Default or Event of Default then exists, on any date prior to December 3, 2019, and (ii) no voluntary permanent reductions to the Line of Credit Amount pursuant to Section 2.1(c) have occurred prior to the date of any such request, Borrower may request in writing that the Line of Credit Amount be increased in an amount which does not result in the principal amount of the Line of Credit being greater than $200,000,000 (“Greenshoe Option”); provided further that each requested increase to the Line of Credit Amount shall be in a minimum amount of at least $10,000,000 or such smaller amount if such smaller amount is the maximum amount available under the Greenshoe Option at such time. Unless a shorter time period shall be approved by Bank in writing, any request under this Section shall be submitted by Borrower to Bank not less than thirty (30) days prior to the proposed increase. Any such request shall be accompanied by a certificate signed by a Senior Officer of Borrower, stating that no Potential Event of Default or

[***] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Event of Default exists as of the date of the request or will result from the requested increase. Bank shall notify Borrower within the specified time period whether or not it agrees to allow the proposed increase; provided, however, that should Bank fail to respond within such time period it shall be deemed to have declined to allow the proposed increase. The rejection of any proposed increase by Bank shall not affect Borrower’s right to request an increase in the Line of Credit Amount at a future date. In the event Bank agrees to any proposed increase, Borrower shall: (A) issue a replacement Line of Credit Note to Bank in the principal amount of the increased Line of Credit Amount; (B) execute and deliver to Bank such amendments, if any, to the Loan Documents as Bank may reasonably request relating to such increase; and (C) pay to Bank any agreed upon loan (or upfront) fee applicable to such increase. Borrower and Bank hereby agree that in the event the Line of Credit Amount is increased pursuant to the Greenshoe Option, upon the election of Bank acting in its sole discretion, the Obligations will be secured by substantially all assets of the Obligors, other than customary exceptions to be agreed by Borrower and Bank, and, if elected by Bank, concurrently with such increase (and as a condition precedent to the effectiveness thereof), the applicable Obligors will enter into customary security, pledge and other collateral documents, and any necessary amendment to the Credit Agreement, in each case in form and substance reasonably satisfactory to Borrower and Bank, to evidence the securing of the Obligations and the rights and remedies of Bank arising therefrom.

1.7. Section 2.2(d) - Unused Commitment Fee. Section 2.2(d) of the Credit Agreement is amended to read in its entirety as follows:

(d) Unused Commitment Fee. Borrower shall pay to Bank a fee (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit (i.e., the then applicable Line of Credit Amount minus Line of Credit Usage), which fee (the “Unused Commitment Fee”) shall be calculated on a quarterly basis by Bank according to the table below and shall be due and payable quarterly by Borrower in arrears within ten (10) days after each billing is sent by Bank:

Total Funded Debt to Adjusted EBITDA Ratio	Applicable Unused Commitment Fee
Less than 0.75 to 1.00	0.25%
Equal to or greater than 0.75 to 1.00 but less than 1.00 to 1.00	0.30%
Equal to or greater than 1.00 to 1.00 but less than 1.75 to 1.00	0.35%
Equal to or greater than 1.75 to 1.00	0.40%

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

1.8. Section 3.5 - Correctness of Financial Statement. The first sentence of Section 3.5 of the Credit Agreement is amended to read in its entirety as follows:

The annual consolidated financial statement of Borrower and its Subsidiaries dated April 30, 2012 and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly in all material respects the financial condition of Borrower and its Subsidiaries as of the dates and for the periods to which they relate, (b) disclose all liabilities of Borrower and its Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent as of the dates and for the periods to which they relate, and (c) have been prepared in accordance with GAAP consistently applied subject (other than with respect to audited annual financial statements) to year-end audit adjustments and the absence of footnotes.

1.9. Section 5.3 - Financial Statements. Section 5.3(e) of the Credit Agreement is amended by deleting the following in its entirety: “and in any event within five (5) Business Days after filing with the Securities and Exchange Commission,”.

1.10. Section 5.3 - Financial Statements. Section 5.3 of the Credit Agreement is amended to add the following sentence at the end thereof:

Documents required to be delivered pursuant to Section 5.3(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the following website address www.kornferry.com, or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which Bank has access; provided that in any such instance (whether pursuant to clause (i) or (ii) above), Borrower shall notify Bank (by facsimile or electronic mail) of the posting of any such documents and provide to Bank by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide copies of the Compliance Certificates required by Section 5.3(c) directly to Bank.

1.11. Section 5.8 - Litigation. Section 5.8 of the Credit Agreement is amended to read in its entirety as follows:

SECTION 5.8 LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened in writing against Borrower or any Subsidiary with a claim in excess of $5,000,000.

1.12. Section 5.9 - Financial Condition. Section 5.9 of the Credit Agreement is amended to read in its entirety as follows:

SECTION 5.9 FINANCIAL CONDITION. Maintain Borrower’s consolidated financial condition as follows using GAAP consistently applied and

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower’s consolidated financial statements for the fiscal period ending on or about April 30, 2015, except as otherwise stated:

(a) Adjusted EBITDA (calculated on a rolling four-fiscal quarter basis) of not less than $70,000,000 as of the last day of any fiscal quarter.

(b) Total Funded Debt to Adjusted EBITDA Ratio, as of the last day of any fiscal quarter, not greater than 2.25 to 1.00.

1.13. Section 6.3 - Merger, Consolidation, Transfer of Assets. Section 6.3(a) of the Credit Agreement is amended to read in its entirety as follows:

(a) Merge into or consolidate with any other entity, other than (i) mergers or consolidations of Subsidiaries into and with (x) Borrower (with Borrower as the surviving entity) or (y) another Subsidiary, including in either case in connection with Permitted Acquisitions and (ii) Permitted Acquisitions; provided that Borrower may reorganize Subsidiaries that are Foreign Subsidiaries to an organization in which such Foreign Subsidiaries are Subsidiaries of a newly formed foreign holding company (or newly formed foreign holding companies) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result after giving effect to any such reorganization (the “Foreign Operations Consolidation”).

1.14. Section 6.3 - Merger, Consolidation, Transfer of Assets. Section 6.3(d)(i) of the Credit Agreement is amended to read in its entirety as follows:

(i) (x) Dispositions of obsolete, worn-out or surplus property in the ordinary course of business, (y) Dispositions constituting dividends or distributions permitted by Section 6.6 or (z) Dispositions constituting Investments permitted by Section 6.5.

1.15. Section 6.6 - Dividends, Distributions. Section 6.6 of the Credit Agreement is amended to read in its entirety as follows:

SECTION 6.6 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on any Equity Interest of Borrower or any Subsidiary now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any part of any class of Borrower’s or any Subsidiaries’ Equity Interests now or hereafter outstanding, other than (a) dividends and distributions paid by Subsidiaries to Borrower or another Subsidiary, including dividends payable in capital stock or rights to purchase capital stock of such Subsidiaries, provided that no dividend or distribution shall be paid in cash by any Obligor to any Subsidiary that is not an Obligor, (b) (i) dividends payable solely in capital stock or rights to purchase capital stock of Borrower, (ii) cashless repurchases of Equity Interests of Borrower deemed to occur upon exercise of stock options if any such Equity Interest represents a

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

portion of the exercise price of such options and (iii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Borrower, (c) dividends and distributions paid by Borrower to its shareholders on any Equity Interest of Borrower, and (d) redemptions, retirements, repurchases or other acquisitions of Borrower’s common stock (each, a “Share Repurchase”), provided that (i) with respect to Section 6.6(c) and 6.6(d), no Potential Event of Default or Event of Default then exists or would result therefrom, (ii) the aggregate consideration paid (whether in cash or otherwise) in connection with any dividend or distribution paid pursuant to Section 6.6(c) and Share Repurchases during any fiscal year shall not exceed $75,000,000, (iii) the aggregate consideration paid (whether in cash or otherwise) in connection with any dividend or distribution paid pursuant to Section 6.6(c) and Share Repurchases plus the aggregate amount of consideration paid with respect to all acquisitions shall not exceed $125,000,000 in any fiscal year of Borrower except [***], and (iv) after giving effect to any dividend or distribution paid pursuant to Section 6.6(c) or Share Repurchase, Domestic Liquidity shall not be less than $50,000,000.

1.16. Compliance Certificate. Exhibit A (Compliance Certificate) to the Credit Agreement is amended and restated by the Exhibit A attached hereto as Annex 1.

1.17. Title of Prior Amendment. The title to Amendment No. 2 to Credit Agreement dated as of December 12, 2014 between Borrower and Bank shall be amended to be “Amendment No. 1 to Credit Agreement.”

2. CONDITIONS PRECEDENT.

This Amendment shall become effective upon the satisfaction (or waiver by Bank in writing) of each of the following conditions (the date upon which all such conditions are satisfied (or waived in writing by Bank), the “Amendment No. 2 Effective Date”):

2.1. Documentation. Borrower shall have delivered or caused to be delivered to Bank, at Borrower’s sole cost and expense, the following, each of which shall be in form and substance satisfactory to Bank:

(a) An executed original Amendment;

(b) An executed Line of Credit Note in the form of Annex 2 to this Amendment;

(c) With respect to Borrower and each other Obligor, such documentation as Bank may reasonably require to establish the due organization, valid existence and good standing of each such Person in its jurisdiction of formation, its qualification to engage in business in the jurisdiction of its formation and, if different, the jurisdiction of its principal place of business, its authority to execute, deliver and perform the Loan Documents to which it is a party, the identity, authority and capacity of each

[***] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

responsible official thereof authorized to act on its behalf, including copies of its articles or certificates of incorporation, or articles or certificate of formation (as applicable), and amendments thereto, certified by the applicable Secretary of State (or equivalent government official), bylaws, operating agreements or limited liability company agreements (as applicable) and amendments thereto, in each case certified by a responsible official of such party, certificates of good standing and/or qualifications to engage in business, certified copies of corporate resolutions, incumbency certificates, certificates of responsible officials and the like;

(d) Favorable written legal opinions of Gibson, Dunn & Crutcher LLP, counsel to Borrower and the other Obligors in existence on the Amendment No. 2 Effective Date, and such local counsel opinions as Bank may reasonably require, in each case, together with copies of all factual certificates and legal opinions upon which its counsel has relied; and

(e) Such other agreements, documents and instruments as Bank may reasonably require in connection with this Amendment and the transactions described herein.

2.2. Closing Fee. Borrower shall have paid to Bank a non-refundable closing fee equal to $375,000 (i.e., 0.25% of the Line of Credit Amount).

2.3. Representations and Warranties. All of Borrower’s representations and warranties contained herein shall be true and correct in all material respects on and as of the date of execution hereof (except that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such date) and no Event of Default or event, fact or circumstance which with the passage of time, the giving of notice, or both, would be an Event of Default shall have occurred and be continuing under the Credit Agreement or any of the other Loan Documents, as modified hereby.

3. REPRESENTATIONS AND WARRANTIES.

Borrower makes the following representations and warranties to Bank as of the date hereof, which representations and warranties shall survive the execution, termination or expiration of this Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Borrower to Bank under the Credit Agreement and the other Loan Documents:

3.1. Reaffirmation of Prior Representations and Warranties. Borrower hereby reaffirms and restates as of the date hereof, all of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents, except (a) to the extent such representations and warranties specifically relate to an earlier date, or (b) to the extent such representations and warranties are amended by this Amendment.

3.2. No Default. No Potential Event of Default or Event of Default exists as of the date of this Amendment or will result from the increase in the Line of Credit Amount requested hereby.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

3.3. No Voluntary Permanent Reductions. No voluntary permanent reductions to the Line of Credit Amount pursuant to Section 2.1(c) of the Credit Agreement have occurred prior to the date of this Amendment.

3.4. Due Execution. The execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Borrower, have been duly authorized by all necessary action, and do not contravene any law or the terms of any organizational document of Borrower, result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon Borrower.

3.5. No Further Consent. The execution, delivery and performance of this Amendment and any documents or agreements executed in connection herewith do not require any consent or approval not previously obtained of any shareholder, beneficiary or creditor of Borrower.

3.6. Binding Agreement. This Amendment, and each of the other instruments, documents and agreements executed in connection herewith constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors’ rights generally.

4. MISCELLANEOUS.

4.1. Recitals Incorporated. The Recitals set forth above are incorporated into and are made a part of this Amendment.

4.2. Further Assurances. Borrower, at its sole cost and expense, agrees to execute and deliver all documents and instruments and to take all other actions as may be specifically provided for herein and as may be required in order to consummate the purposes of this Amendment. Borrower shall diligently and in good faith pursue the satisfaction of any conditions or contingencies in this Amendment.

4.3. No Third Parties. Except as specifically provided herein, no third party shall be benefited by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.

4.4. Time is of the Essence. Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Amendment. The parties intend that all time periods specified in this Amendment shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties hereto.

4.5. Integration; Interpretation. The parties acknowledge and agree that this Amendment, the Amended and Restated Line of Credit Note and all documents,

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

instruments and agreements executed in connection herewith are documents delivered to Bank in connection with the Credit Agreement and are therefore Loan Documents. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence. The Loan Documents shall not be modified except by written instrument executed by all parties.

4.6. Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4.7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

4.8. Non-Impairment of Loan Documents. On the date all conditions precedent set forth herein are satisfied in full, this Amendment shall be a part of the Credit Agreement. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by Bank, all provisions of the Loan Documents shall remain in full force and effect, and Bank shall continue to have all its rights and remedies under the Loan Documents.

4.9. No Waiver. Nothing herein shall be deemed a waiver by Bank of any Default or Event of Default. No delay or omission of Bank to exercise any right, remedy or power under any of the Loan Documents shall impair such right, remedy or power or be construed to be a waiver of any default or an acquiescence therein, and single or partial exercise of any such right, remedy or power shall not preclude other or further exercise thereof or the exercise of any other right, remedy or power. No waiver of any term, covenant, or condition shall be deemed to waive Bank’s right to enforce such term, covenant or condition at any other time.

4.10. Successors and Assigns. The terms of this Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Amendment.

4.11. Costs and Expenses. Borrower agrees to pay, promptly upon Bank’s written demand therefor, all costs and expenses (including without limitation reasonable attorneys’ fees) expended or incurred by Bank in connection with the negotiation, documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the effective date hereof.

4.12. Reaffirmation. Each Guarantor party hereto as debtor, guarantor, or in any other similar capacity in which such Guarantor acts as a guarantor or an accommodation party under any of the Loan Documents to which it is a party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and undertakings arising under or pursuant to the Subsidiary Guaranty and (ii) acknowledges

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

and agrees that, subsequent to the execution and delivery of, and after taking into account and giving effect to, this Amendment, the Subsidiary Guaranty remains in full force and effect as hereby ratified, amended and confirmed.

[signature page follows]

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

BORROWER:		BANK:

KORN/FERRY INTERNATIONAL, a Delaware corporation		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robert Rozek	By:	/s/ Sanjna Daphtary
	Name: Robert Rozek		Sanjna Daphtary
	Title: Chief Financial Officer and Treasurer		Vice President

Acknowledged and agreed by the following Subsidiary Guarantors:

KORN/FERRY INTERNATIONAL FUTURESTEP, INC.		SENSA SOLUTIONS, INC.

By:	/s/ Robert Rozek	By:	/s/ Bernadine Karunaratne
	Name: Robert Rozek		Name: Bernadine Karunaratne
	Title: President		Title: President

KORN FERRY LEADERSHIP CONSULTING CORPORATION		KORN FERRY GLOBAL HOLDINGS, INC.

By:	/s/ Robert Rozek	By:	/s/ Andrew Katz
	Name: Robert Rozek		Name: Andrew Katz
	Title: Chief Executive Officer and President		Title: Treasurer

S-1

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 1

[Attach revised Compliance Certificate]

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 1

EXHIBIT A

COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association

Date:                     ,

Subject: KORN/FERRY INTERNATIONAL

Reference is made to the Credit Agreement dated as of January 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Korn/Ferry International, a Delaware corporation (“Borrower”) and Wells Fargo Bank, National Association (“Bank”). All terms used and not otherwise defined in this Compliance Certificate have the meanings given in the Credit Agreement. This Compliance Certificate is delivered pursuant to Section 5.3(c) of the Credit Agreement and relates to the fiscal [quarter] [year] ended             ,              (the “Reporting Date”). The undersigned hereby certifies that the financial statements delivered herewith are accurate in all material respects and that all calculations contained herein and therein are as determined in accordance with GAAP, consistently applied, except to the extent modified by the terms of the Credit Agreement.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Potential Event of Default or Event of Default under the Credit Agreement.

☐	The undersigned has knowledge of the occurrence of a Potential Event of Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

Covenant Compliance. The undersigned further hereby certifies as follows:

Adjusted EBITDA. Pursuant to Section 5.9(a) of the Credit Agreement, as of the Reporting Date, the Adjusted EBITDA (calculated on a rolling four-fiscal quarter basis) was $             which ☐ satisfies ☐ does not satisfy the requirement that such amount, on the Reporting Date, be not less than: $70,000,000.

Calculation of Adjusted EBITDA. As of the Reporting Date:

(a) (i) net profit (before tax and equity in earnings of unconsolidated Subsidiaries) for the period covered hereby	$

and (ii) the amount of dividends or other distributions paid in cash during such period by an unconsolidated subsidiary of Borrower	$

equals (a)	$

in each case to the extent included in the computation of the amount specified in clause a above for the period covered hereby:

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 1

minus (b) the amount of any non-recurring gains (excluding, however, cash, non-recurring gains relating to previously expensed items that do not exceed in the aggregate the greater of (i) $5,000,000 and (ii) 5.00% of Adjusted EBITDA for the trailing twelve-month period ending on the last day of such period)[to the extent applicable, any such cash, non-recurring gains are identified in an attachment to this Compliance Certificate]

$

plus (c) interest expense	$

plus (d) depreciation expense and amortization expense	$

plus (e) non-cash capital stock-based compensation to officers and employees (including in connection with the vesting of stock options in Borrower)	$

plus (f) restructuring charges (whether in cash or non-cash), including those resulting from Permitted Acquisitions, in an amount not to exceed $20,000,000	$

plus (g) non-cash, non-recurring charges	$

plus (h) non-cash charges or minus non-cash gains related to fair value adjustments	$

equals Adjusted EBITDA [(a) - (b) + (c) + (d) + (e) + (f) + (g) + (h)]	$

Total Funded Debt to Adjusted EBITDA Ratio. Pursuant to Section 5.9(b) of the Credit Agreement, the Total Funded Debt to Adjusted EBITDA Ratio as of the Reporting Date was              to 1.00, which ☐ satisfies ☐ does not satisfy the requirement that such amount be not greater than 2.25 to 1.00 as of such date.

Calculation of Total Funded Debt to Adjusted EBITDA Ratio. As of the Reporting Date:

(a) Calculation of Total Funded Debt. As of the Reporting Date:

(i) all obligations for borrowed money	$

plus (ii) all obligations with respect to the principal component of Capital Leases	$

plus (iii) all guaranty obligations	$

plus (iv) all outstanding Letters of Credit	$

equals Total Funded Debt [(i) + (ii) + (iii) + (iv)]	$

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 1

(b) Adjusted EBITDA	$		[1]

equals Total Funded Debt to Adjusted EBITDA Ratio [(a) / (b)]		:

Attached hereto as Schedules A, B, C, D, E, and F are calculations showing compliance with the purchase money indebtedness, acquisition indebtedness, unsecured indebtedness, investments in subsidiaries that are not obligors, other investments, and permitted acquisitions, share repurchases, and cash dividends provisions of the Credit Agreement, respectively, as of the Reporting Date.

[Remainder of Page Intentionally Left Blank]

[1]	[Insert Adjusted EBITDA amount from the last line in Section 1 above.]

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be executed as of the day and year first written above.

By:
Name: Title:[2]

[2]	[To be signed by a Senior Officer of Borrower.]

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Schedule A

Purchase Money Indebtedness

To be provided by Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Schedule B

Acquisition Indebtedness

To be provided by Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Schedule C

Unsecured Indebtedness

To be provided by Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Schedule D

Investments in Subsidiaries That Are Not Obligors

To be provided by Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Schedule E

Other Investments

To be provided by Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Schedule F

Permitted Acquisitions; Share Repurchases; Cash Dividends

(Sections 6.5 and 6.6 of the Credit Agreement)

To be provided by Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 2

Form of Line of Credit Note

[Attached]

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE

$150,000,000.00	Los Angeles, California June 3, 2015

FOR VALUE RECEIVED, the undersigned KORN/FERRY INTERNATIONAL, a Delaware corporation (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its office at 1800 Century Park East, Suite 1100, Los Angeles, California 90067, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Fifty Million Dollars ($150,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

“Base Rate” means, for any day, a fluctuating rate equal to the highest of: (i) the Prime Rate in effect on such day, (ii) a rate determined by Bank to be one and one-half percent (1.50%) above Daily One Month LIBOR in effect on such day, and (iii) the Federal Funds Rate plus one and one-half percent (1.50%).

“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

“Credit Agreement” means that certain Credit Agreement between Borrower and Bank dated as of January 18, 2013, as amended, restated, supplemented or otherwise modified from time to time.

“Daily One Month LIBOR” means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a one (1) month period.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers for the immediately preceding day, as published by the Federal Reserve Bank of New York; provided that if no such rate is so published on any day, then the Federal Funds Rate for such day shall be the rate most recently published.

“Fixed Rate Term” means a period commencing on a Business Day and continuing for one (1), three (3), six (6) or twelve (12) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand Dollars ($500,000.00); and provided further, that no Fixed Rate

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 2

Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =                                     Base LIBOR

                         100% - LIBOR Reserve Percentage

“Base LIBOR” means the rate per annum for United States dollar deposits quoted by Bank (A) for the purpose of calculating effective rates of interest for loans making reference to LIBOR, as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies, or (B) for the purpose of calculating effective rates of interest for loans making reference to the Daily One Month LIBOR Rate, as the Inter-Bank Market Offered Rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of such loans. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

“LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Wells Fargo Bank for expected changes in such reserve percentage during the applicable term of this Note.

“Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum determined by Bank to be the Applicable Margin above the Base Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be the Applicable Margin above LIBOR in effect on the first day of the applicable Fixed Rate Term, with Applicable Margin defined according to the table below (and with the term “Total Funded Debt to Adjusted EBITDA Ratio” as defined in the Credit Agreement):

Total Funded Debt to Adjusted EBITDA Ratio	Applicable Margin (Fixed Rate Term)	Applicable Margin (Base Rate)
Less than 0.75 to 1.00	0.875%	0.00%
Equal to or greater than 0.75 to 1.00 but less than 1.00 to 1.00	1.00%	0.00%
Equal to or greater than 1.00 to 1.00 but less than 1.75 to 1.00	1.25%	0.25%
Equal to or greater than 1.75 to 1.00	1.75%	0.75%

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 2

When interest is determined in relation to the Base Rate, each change in the rate of interest hereunder shall become effective on the date each Base Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Base Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Base Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at its sole option but without obligation to do so, accepts Borrower’s notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Base Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 2

Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon written demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower, absent manifest error.

Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing July 1, 2015.

Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, or at Bank’s option upon the occurrence, and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 3, 2020.

Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of Borrower’s Executive Vice President/Chief Financial Officer, Senior Vice President/Corporate Controller, Senior VP—Finance and Investor Relations or General Counsel, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 2

Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Base Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

Base Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Base Rate at any time, in any amount and without penalty.

LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of Five Hundred Thousand Dollars ($500,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon written demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

Annex 2

EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of the Credit Agreement. Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Note.

MISCELLANEOUS:

Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon written demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

No Novation. This Note amends, restates, replaces and supersedes (but shall not constitute a novation of) that certain Revolving Line of Credit Note, dated January 18, 2013, in the original principal face amount of $75,000,000, made by Borrower to the order of Bank.

[signature page follows]

CONFIDENTIAL TREATMENT REQUESTED BY

KORN/FERRY INTERNATIONAL

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

KORN/FERRY INTERNATIONAL

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Line of Credit Note]